Exhibit 10.1
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”), dated February 21, 2008, is entered into by and between MedQuist Inc. (the “Company”), and Warren Pinckert (“Indemnitee”).
     WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company and its subsidiaries as directors, officers and in other capacities;
     WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the directors, officers, employees and other agents of the Company, the significant increases in the cost of such insurance and the general reductions and limitations in the coverage of such insurance;
     WHEREAS, the Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees and other agents serving corporations to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;
     WHEREAS, the Company has adopted bylaws (the “Bylaws”) providing for the indemnification of directors, officers, employees and other agents of the Company, including persons serving at the request of the Company in such capacities with other corporations or enterprises, as authorized by New Jersey law;
     WHEREAS, the Bylaws and New Jersey law, by their non-exclusive nature, permit agreements between the Company and its directors, officers, employees and other agents with respect to indemnification of such persons; and
     WHEREAS, in order to induce Indemnitee to accept a position with the Company as a director, officer or in another capacity or capacities and/or continue to provide services to the Company as a director, officer or in another capacity or capacities, the Company wishes to provide for the indemnification of, and the advancement of expenses to, Indemnitee to the maximum extent now or hereafter permitted by law;
     NOW, THEREFORE, the Company and Indemnitee hereby agree as follows.
1. Indemnification.
     (a) Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or any arbitration or other alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.
     (b) Proceedings By or in the Right of the Company. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the New Jersey court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the New Jersey court or such other court shall deem proper.
     (c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1(a) or (b) hereof, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.
2. Advancement of Expenses; Notice; Indemnification Procedure.
     (a) Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action, suit or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action, suit or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.

     (b) Notice of Indemnification Claim; Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his or her right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the General Counsel of the Company at the address indicated on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received as provided in Section 13 hereof. Indemnitee also shall provide the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power.
     (c) Indemnification Procedure. Any indemnification and/or advances provided for in Sections 1 and 2 hereof shall be made no later than thirty (30) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company’s Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within thirty (30) days after a written request for payment thereof has first been received by the Company, Indemnitee may at any time thereafter bring an action against the Company to recover the unpaid amount of the claim. It shall be a defense to any such action brought by Indemnitee (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. Notwithstanding the foregoing, Indemnitee shall be entitled to receive advancements of expenses pursuant to Section 2(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the intention of the parties that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or other subgroup of the Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including it Board of Directors, any committee or other subgroup of the Board of Directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.
     (d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurer in accordance with the procedures set forth in the applicable policy. The Company shall thereafter take all action it deems reasonably necessary or advisable to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
     (e) Selection of Counsel. In the event the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee (such approval not to be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that Indemnitee shall have the right to employ his or her own counsel in any such proceeding at Indemnitee’s own expense, and provided further that Indemnitee shall have the right to employ his or her own counsel in any such proceeding at the Company’s expense if (i) employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding.
3. Additional Indemnification Rights; Nonexclusivity.
     (a) Scope of Indemnification Rights. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation, Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a New Jersey corporation to indemnify a member of its board of directors or an officer or other agent, such changes shall be incorporated automatically into Indemnitee’s rights and the Company’s obligations under this Agreement without further action of the parties. In the event of any change in any applicable law, statute or rule which narrows the right of a New Jersey corporation to indemnify a member of its board of directors or an officer or other agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the rights and obligations of the parties hereunder.
     (b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Certificate of Incorporation, Bylaws, any other agreement, any vote or approval of Company stockholders or disinterested Directors, New Jersey law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.
     (c) Continuing Right. All agreements and obligations of the Company included herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Company and shall continue thereafter as long as Indemnitee is subject to any possible claim, action, suit, proceeding or any arbitration or other alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative, by reason of the fact that Indemnitee was serving in the capacity referred to herein. For the avoidance of doubt, such agreements and obligations shall apply to any period prior to the date of this Agreement on the same basis as to periods from and after such date.
4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.
5. Mutual Acknowledgement. Each of the Company and Indemnitee acknowledges that in certain instances, Federal law or applicable public policy may prohibit the Company from providing indemnification under this Agreement or otherwise. In particular, the Company and Indemnitee acknowledge that the Securities and Exchange Commission believes that indemnification for liabilities arising under the Federal securities laws is against public policy and, therefore, is unenforceable. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination regarding the Company’s right, in view of such public policy considerations, to indemnify Indemnitee.
6. Officer And Director Liability Insurance. The Company may, from time to time, make a determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with insurance companies providing the directors and officers of the Company with coverage for losses in connection with acts or omissions by such directors and officers, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company may weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance, Indemnitee will be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance.
7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.
8. Exceptions. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:
     (a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under 14A:3-5 of the New Jersey Business Corporation Act, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or
     (b) Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or
     (c) Duplication of Payments. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which actually have been paid to Indemnitee under a valid and collectible insurance policy, a provision of the Company’s Certificate of Incorporation or Bylaws, or another valid and enforceable indemnity agreement; or
     (d) Claims Under Section 16(b) of 1934 Act. To indemnify Indemnitee for expenses and an accounting of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor statute.
9. Exceptions Under New Jersey Law. Notwithstanding any other provision of this Agreement, pursuant to the New Jersey Business Corporation Act, no indemnification shall be made under this Agreement to or on behalf of the Indemnitee if a judgment or other final adjudication adverse to the Indemnitee establishes that the Indemnitee’s acts or omissions (a) were in breach of Indemnitee’s duty of loyalty to the Company or its shareholders (as defined in 14A:2-7(3) of the New Jersey Business Corporation Act), (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Indemnitee of an improper personal benefit.
10. Construction Of Certain Phrases. For purposes of this Agreement, the following terms and references shall have the following meanings:
     (a) References to the “Company” shall include, in addition to the resulting corporation in any consolidation, merger or similar business combination, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger or similar business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.
     (b) References to “other enterprises” shall include employee benefit plans;

     (c) References to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan;
     (d) References to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and
     (e) If Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.
11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.
12. Successors And Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to agree in writing to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
13. Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.
14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.
15. Consent To Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of New Jersey for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of New Jersey.
16. Choice Of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of New Jersey, as applied to contracts between New Jersey residents entered into and to be performed entirely within New Jersey without regard to the conflict of law principles thereof.
17. Period Of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.
18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
19. Amendment; Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.
20. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to continue in the employment of the Company.
21. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.
[signatures on following page]

[signature page – Indemnification Agreement]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
COMPANY:
MEDQUIST INC.

By:	/s/ Howard S. Hoffmann
Howard S. Hoffmann
Chief Executive Officer & President
Address for service:
MedQuist Inc.
Attn: General Counsel
1000 Bishops Gate Blvd., Suite 300
Mt. Laurel, NJ 08054
AGREED TO AND ACCEPTED:
INDEMNITEE:
WARREN PINCKERT

/s/ Warren Pinckert
Signature

Address for service: